UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  May 6, 2011

APEX 1, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54112	16-1783194
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

OZ Saferooms Technologies, Inc.

c/o Andrew Zagorski

1732 Cottonwood Lane

Newcastle, OK 73065

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(800) 420-6344

 (ISSUER TELEPHONE NUMBER)

4115 Blackhawk Plaza Circle, Suite 100

Danville, CA 94506

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]

Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 5 – CORPORATE GOVERANCE AND MANAGEMENT

Item 5.01 Change in Control of Registrant.

On May 6, 2011, our sole officer and director, Richard Chiang entered into a Share Purchase Agreement pursuant to which he sold an aggregate of 10,000,000 shares of his shares of the Registrant’s common stock to OZ Saferooms Technologies, Inc. at a purchase price of $70,000. In aggregate, these shares represent 100% of the Registrant’s issued and outstanding common stock. Effective upon the closing of the Share Purchase Agreement, Richard Chiang owns no shares of the Registrant’s stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On May 6, 2011, the Registrant accepted the resignations of Richard Chiang as the Registrant’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board of Directors. These resignations are in connection with the consummation of the Share Purchase Agreement with OZ Saferooms Technologies, Inc. and was not the result of any disagreement with Registrant on any matter relating to Registrant's operations, policies or practices. Effective as of the same date, to fill the vacancies created by Richard Chiang’s resignations, the Registrant elected and appointed Andrew J. Zagorski as President, Chief Executive Officer, and Chairman of the Board of Directors and Darian B. Andersen as Chief Financial Officer, Director, Treasurer and Secretary of the Registrant.

Andew J. Zagorski is the Chief Executive Officer and director and controlling stockholder of OZ Saferooms Technologies, Inc. and may be deemed the beneficial owner of the shares of the Registrant's Common Stock owned by it.

Biographical Information for Andrew J. Zagorski

Andrew J. Zagorski Age 60, President, CEO, and Director

Mr. Andrew J. Zagorski, has been in the construction industry as a concrete forms specialist for more than 45 years.  He has been President of Oz Saferooms Technologies, Inc., Oz Forms Technologies, Inc., and Zagorski Forms Technologies, Inc. He is an expert at building breakaway wooden forms for use in constructing monolithically poured cast-in-place steel reinforced structures, including nuclear containment centers, water tunnels, mass transit subway systems.  He has worked on Pure Waters waste and storm water facility, Ginna Nuclear Power Plant and the Niagara operations Falls Utility Commission.

OZ Saferooms Technologies, Inc. Newcastle, OK 2009 – Present

Position: President, CEO

From 1965 to present, Mr. Zagorski's company has provided services to: Fago Construction, Smith Construction, Lusta Construction, Ruter & Gerard, Tunnel Corporation, Defiorie Construction, Sycamore, Inc., Pure Waters District, Iacabelli Construction, Herben & Anthony, Etna Insurance, Nory Construction Lake Lands Construction, Mike Construction, Valerino Construction, Sealand Construction, Damino Construction Co., LaBar Construction Co., Copco Construction Co., Grow Construction Co., Arrow Construction Co.  Mr. Zagorski has designed and developed an above-ground tornado shelter which was designed and developed to exceed the FEMA (Federal Emergency Management Agency)  National Construction Performance Standards.

Biographical Information for Darian B. Andersen

Darian B. Andersen Age 68, CFO, Director Treasurer, Secretary

Mr. Andersen graduated from University of Utah School of Law in 1969 with a Juris Doctor degree.  He is licensed to practice in New York, Oklahoma and Utah.  He has been in private practice for the past 16 years, and previously was Corporate Secretary and Corporate Counsel for Food Brands America and Wilson Foods Corporation, was an attorney with Crouse-Hinds Company and  Ryder Systems, Inc. (all Fortune 500 companies), with a focus on business and corporate and securities law.

Educational Background:

JD University of Utah College of Law, Salt Lake City, UT

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments at APEX 1, Inc.

SECTION 9 – FINANCIAL STATEMENTS AND EXHBITIS

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits. Not applicable.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

APEX 1, Inc.

By:  /s/ Andrew J. Zagorski

Name:  Andrew J. Zagorski

Title: President and Chief Executive Officer

Dated: May 6, 2011